Exhibit 10.26.2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS OF THE TYPE THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NUMBER ONE TO

DELTA CONNECTION AGREEMENT

This Amendment Number One (this “First Amendment”), dated the 12th day of March, 2007, to the Delta Connection Agreement dated and effective January 13, 2005 (as previously amended from time to time, the “Agreement”), is among Delta Air Lines, Inc., 1030 Delta Boulevard, Atlanta, Georgia 30320 (“Delta”), Shuttle America Corp. (as assignee of Republic Airline, Inc.) (“Shuttle America” or “Operator”), 8909 Purdue Road, Indianapolis, Indiana 46268 and Republic Airways Holdings, Inc. (“Republic”), 8909 Purdue Road, Indianapolis, Indiana 46268.

WHEREAS, Delta, Shuttle America and Republic are parties to the Agreement;

WHEREAS, the Agreement currently provides for the Operator to operate sixteen (16) Embraer ERJ 170 aircraft as a Delta Connection Carrier; and

WHEREAS, the parties desire to amend the Agreement.

NOW, THEREFORE, for and in consideration of the mutual undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Delta, Operator and Republic, intending to be legally bound, hereby agree as follows:

1.	Defined Terms. All capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Agreement.

2.

CPI Limitation. For calendar year 2007 only, for purposes of establishing Base Rate Costs pursuant to Article 3G of the Agreement, notwithstanding any provisions of the Agreement to the contrary, CPI shall not in any event exceed [***].

3.

Rate Reduction. Commencing on the later of (x) May 1, 2007 and (y) the date on which the conditions set forth in Section 4 below are either satisfied or waived (the “Effective Date”), the aggregate Per Block Hour reimbursement rate for each Aircraft shall be reduced by [***](after giving effect to escalation pursuant to Article 3G for calendar year 2007) for the remaining term of the Agreement. The parties agree that, upon and following satisfaction of the conditions provided by Section 4, as of the Effective Date, the Per Block Hour reimbursement rate for each Aircraft for the remainder of calendar year 2007 shall be [***]. For the avoidance of doubt, such reduction in the Per Block Hour reimbursement rate shall not be effective with respect to the utilization of the Aircraft prior to the Effective Date.

4.

Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to and conditioned upon the United States Bankruptcy Court for the Southern District of New York, which is administering Delta’s case under Chapter 11 Case No. 05-17923 (ASH), (the “Bankruptcy Court”) having entered an order (collectively, the “Approval Order”) (A) approving this First Amendment, Amendment Number Six (the “Sixth Amendment”) dated of even date herewith to the Delta Connection Agreement dated as of June 7, 2002 among Delta, Chautauqua Airlines, Inc. (“Chautauqua”) and Republic (the “Chautauqua Delta Connection Agreement”) and the Letter Agreement dated of even date herewith among Chautauqua, Republic, Shuttle America and Delta (the “Letter Agreement”), (B) providing for Delta’s assumption of the Agreement (as amended by this First Amendment) and the Chautauqua Delta Connection Agreement (as amended by the Sixth Amendment) pursuant to Section 365 of the Bankruptcy Code, and (C) authorizing Delta to perform its obligations and exercise its rights under this First Amendment, the Sixth Amendment and the Letter Agreement to execute and deliver the other instruments and documents contemplated thereby and to consummate the transactions contemplated thereby. Such effectiveness shall also be conditional on any motion for rehearing or reconsideration of the Approval Order having been denied, and if the Approval Order shall have been appealed, either (i) no stay of the Approval Order shall be in effect or (ii) if such a stay has been granted by a court of competent jurisdiction, then (x) the stay shall have been dissolved or (y) a final order of a court having jurisdiction to hear such appeal shall have affirmed the Approval Order and the time allowed to appeal from such affirmance or to seek review or rehearing thereof shall have expired and no further hearing, appeal or petition for certiorari can be taken or granted. Delta shall use its commercially reasonable efforts to obtain an Approval Order on a prompt basis after the parties have executed this First Amendment, the Sixth Amendment and the Letter Agreement, and in connection therewith will file an appropriate motion with the Bankruptcy Court by no later than March 15, 2007.

5.	Miscellaneous.

A.

This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, are expressly superseded hereby.

B.	This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

C.	Except as specifically stated herein, all other terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this First Amendment by their undersigned duly authorized representatives:

Republic Airways Holdings, Inc.	Delta Air Lines, Inc.

/s/ Bryan Bedford	/s/ Edward Bastian
Name: Bryan Bedford Title: Chairman and CEO	Name: Edward Bastian Title: Executive VP & CFO

Shuttle America Corp.

/s/ Bryan Bedford
Name: Bryan Bedford Title: President and CEO